TO BE EFFECTIVE DECEMBER 6, 2002

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                     STRONG GOVERNMENT SECURITIES FUND, INC.

         The undersigned Vice President and Assistant Secretary of Strong Government Securities Fund, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Class C series of the Strong Government Securities Fund.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                              SERIES             AUTHORIZED NUMBER OF SHARES

Strong Government Securities Fund                   Investor           Indefinite
                                                    Advisor            Indefinite
                                                    Institutional      Indefinite
                                                    Class C            Indefinite'"


         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on November 8, 2002 in accordance with Section
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Class C series of the Strong Government Securities Fund have been issued.

         Executed in duplicate this 2nd day of December, 2002.

                                     STRONG GOVERNMENT SECURITIES FUND, INC.



                                     By: /s/ Susan A. Hollister
                                         --------------------------------------
                                         Susan A. Hollister, Vice President and
                                         Assistant Secretary


This instrument was drafted by:

Susan A. Hollister
Strong Financial Corporation
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051